UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

NOVA MINING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-136663	45-2753483
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1320 South Killian Drive
Lake Park, Florida		33403
(Address of principal executive offices)		(Zip Code)

(561) 420-0830
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01   Entry into a Material Definitive Agreement.

On June 27, 2013, Nova Mining Corporation (the “Company”) entered into an Asset Purchase Agreement with The Renewable Corporation, a Washington corporation and its wholly owned subsidiary Renewable Bioscience Technologies, Inc., a Florida corporation to purchase their license, certain assets and processes to innovative technologies in skin protection from the sun, industrial UV sources (such as welding), and reducing collateral damage from medical radiation treatment which consists of various patented skin products generally under the "Radiant Creations" label for One Million Two Hundred Twenty Five Thousand ($1,225,000) US Dollars payable with 6,805,556 newly issued shares of the Company based on the seven (7) day average closing price of Sellers’s common shares from Tuesday the 18th day of June to Wednesday the 26th day of June, 2013 with a fifteen (15%) percent discount (the "Original Agreement").

On July 10, 2013 the Original Agreement was amended to whereby the purchase price was reduced to One Million Thirty Thousand ($1,030,000) US Dollars payable with 7,545,788 newly issued shares of the Company based on the seven (7) day average closing price of Sellers’s common shares from Monday the 17th day of June to Tuesday the 25th day of June, 2013 with a thirty five (35%) percent discount.

The license purchased is with Dr. Yin-Xiong Li, MD, Ph.D. to his patent in Enhanced Broad-Spectrum UV Radiation Filters and Methods as disclosed and claimed in U.S. Patent No. US Patent # 6,117,846 - Nucleic acid filters and US Patent Application # 20080233626 - Enhanced broad-spectrum UV radiation filters and methods, and the following international filings European Application # 07811023.6, and Australian Application # 2007281485 and as trade secrets associate with the above listed intellectual property and trade secrets and potential patent applications for an anti-aging skin rejuvenation cream, an acne OTC treatment, a wrinkle reduction cream, BioSalt redistribution technology using supplements.  The License Agreement, as of June 25, 2013 has added an addendum to it allowing Renewable to transfer the license agreement to Nova Mining.

The various patented skin products acquired include all the patented technologies that strips out the four nucleotide code molecules from DNA strands and uses them in a system that can provide 99.9% protection from DNA damage, which is the cause of aging and skin cancer. A second technology is the delivery system to house the nucleotides, and also, a hydration agent that is time released to infuse uniform hydration into the skin for up to 10 hours.  The resulting products are a DNA based SPF-30 day cream; an anti-aging and rejuvenating night cream featuring the hydration system, Chinese herbs, and aloe; a medical radiation protection and healing cream for use by dermatologists in radiation therapy for skin cancer and a rejuvenating DNA protection cream for the tanning bed industry for DNA damage protection.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:
10.1	Amended Asset Purchase Agreement with The Renewable Corporation and its wholly owned subsidiary Renewable Bioscience Technologies, Inc.,

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 12, 2013	NOVA MINING CORPORATION

	By:	/s/ Gary R. Smith
Gary R. Smith
Chairman and hief Executive Officer